Exhibit 11.1

                         Triangle Pharmaceuticals, Inc.
                          (A Development Stage Company)
                    Computation of Net Loss Per Common Share
                    (In thousands, except per share amounts)

                                            Three Months        Nine Months       Three Months        Nine Months
                                               Ended              Ended              Ended              Ended
                                            September 30,      September 30,      September 30,      September 30,
                                                1998               1998              1997(1)            1997(1)
                                            -------------      -------------      -------------      -------------
Historical weighted average shares
  outstanding .......................            24,058             22,511             19,736             18,492
                                              ---------          ---------          ---------          ---------
Shares used in computing net loss per
  common share ......................            24,058             22,511             19,736             18,492
                                              =========          =========          =========          =========

Net Loss ............................         $ (15,619)         $ (46,283)         $ (18,214)         $ (27,375)
                                              =========          =========          =========          =========

Basic and diluted net loss per common
  share .............................         $   (0.65)         $   (2.06)         $   (0.92)         $   (1.48)
                                              =========          =========          =========          =========

----------

(1) The weighted average shares outstanding used in the calculation of net loss per common share have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" and its interpretation by Securities and Exchange Staff Accounting Bulletin No. 98.